UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2009
American Locker Group Incorporated
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-439	16-0338330
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)
815 S. Main Street
Grapevine, Texas 76051
(Address of Principal Executive Offices)
Registrant’s Telephone Number, Including Area Code: (817) 329-1600
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On March 19, 2009, American Locker Group Incorporated (the “Company”) obtained a new $2 million mortgage loan from F.F.F.C., Inc. which was used to repay the existing mortgage loan with the F&M Bank & Trust Co. Interest on the loan is 12% per annum and is payable monthly. The loan matures on March 20, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LOCKER GROUP INCORPORATED
Date: March 25, 2009	By:	/s/ Paul M. Zaidins
		Name:	Paul M. Zaidins
		Title:	President, Chief Operating Officer and
Chief Financial Officer